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                                  CONFIRMATION

                                                               date : 13/01/2006

From :         Party A
               BANCA AKROS SPA
               Viale Eginardo, 29
               20149 Milano

To:            Party B
               Dott. Gianni Mion
               EDIZIONE HOLDING SPA
               CALMAGGIORE, 23
               31100   TREVISO

OUR REF.: 200600064598100001 - 200600064598200001

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the Master Agreement or Agreement specified below.

The definitions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Associations, Inc., are incorporated into this Confirmation. In the event of any inconsistency between any of the definitions listed above and this Confirmation, this Confirmation will govern. If you and we are parties to a master agreement that governs transactions of this type (whether in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") or any other form (a "Master Agreement"), then this Confirmation will supplement, form a part of, and be subject to that Master Agreement. If you and we are not parties to such a Master Agreement, then you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Form, with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of and be subject to and governed by that agreement, except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form on the Trade Date of the first Transaction between us (hereinafter the "Agreement"). In the event of any inconsistency between the provision of any such Agreement and this Confirmation, this Confirmation will prevail for the purposes of this Transaction.
The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

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General Terms:

TRADE ONE:

      Trade Date:              12/01/2006

      Option Style:            EUROPEAN

      Option Type:             CALL

      Seller:                  PARTY A

      Buyer:                   PARTY B

      Shares:                  IT0003497168- TELECOM ITALIA ORD

      Number of Options:       30.000.000,000

      Option Entitlement:      1 Share(s) per Option

      Multiple Exercise:       Inapplicable

      Strike Price:            EUR 2,65220000  subject to the declaration by the
                               Issuer of a gross ordinary dividend of EUR 0,1093
                               during the period  from and  including  the Trade
                               Date to and  including the  Expiration  Date (the
                               "Assumed Dividend"). Should the Issuer declare an
                               ordinary   dividend   that  exceeds  the  Assumed
                               Dividend, the Calculation Agent will reduce the Strike Price by 100,00 per cent of the absolute value of the difference between the declared dividend and the Assumed Dividend. Should the Issuer declare an ordinary dividend that is less than the Assumed Dividend, the Calculation Agent will increase the Strike Price by 100,00 per cent of the absolute value of the difference between the declared dividend and the Assumed Dividend

      Premium per Option:      0,00000

TRADE TWO:

      Trade Date:              12/01/2006

      Option Style:            EUROPEAN

      Option Type:             PUT

      Seller:                  PARTY B

      Buyer:                   PARTY A

      Shares:                  IT0003497168- TELECOM ITALIA ORD

      Number of Options:       30.000.000,000

      Option Entitlement:      1 Share(s) per Option

      Multiple Exercise:       Inapplicable

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      Strike Price:            EUR 2,31880000  subject to the declaration by the
                               Issuer of a gross ordinary dividend of EUR 0,1093 during the period from and including the Trade Date to and including the Expiration Date (the "Assumed Dividend"). Should the Issuer declare an
                               ordinary   dividend   that  exceeds  the  Assumed
                               Dividend, the Calculation Agent will reduce the Strike Price by 100,00 per cent of the absolute value of the difference between the declared dividend and the Assumed Dividend. Should the Issuer declare an ordinary dividend that is less than the Assumed Dividend, the Calculation Agent will increase the Strike Price by 100,00 per cent of the absolute value of the difference between the declared dividend and the Assumed Dividend

      Premium per Option:      0,00000

      Seller Business Day:     Milan

      Exchange:                ITA STOCK EXCHANGE

Procedure for Exercise:

      Expiration Time:         4.45 p.m. Milan time on the Expiration Date

      Expiration Date:         16/06/2006

      Automatic Exercise:      Applicable

      Party A Contact Details
      for Purpose Of Giving
      Notice:                  Tel. 0039 02 4344 4713-4712-4711
                               Dr. Alberto Poretti alberto.poretti@bancaakros.it Dr. Emiliano Pavesi emiliano.pavesi@bancaakros.it Dr. Alberto Bassani alberto.bassani@bancaakros.it

      Party B Contact Details
      for Purpose Of Giving
      Notice:                  Tel 0039 0422 599628
                               Dr. Carlo Bertazzo  carlo.bertazzo@edizione.it
                               Dr Massimo Fava     massimo.fava@edizione.it

      Reference Price:         Cash Settlement: The simple arithmetic average of
                               the official prices  (the "Prezzo Ufficiale") per
                               Share  on  the  Exchange  on the  three  Exchange
                               Business   Days   preceding   and  including  the
                               Expiration Date

Settlement Terms:

      Physical Settlement:     Applicable

      Cash Settlement:         Applicable if required from Party B no later than
                               five  Exchange  Business  Days before  Expiration
                               Date

      Cash Settlement Payment
      Date:                    three  Currency  Business Days after the relevant
                               Valuation Date

      Settlement Currency:     EUR

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200600064598200001  EDIZIONE HOLDING SPA                                  pag. 3





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Additional Disruption Events:

      Failure to Deliver:      Applicable

Adjustments:

      Method of Adjustment:    Calculation Agent Adjustment

Extraordinary Events:

      Consequences of Merger
      Events:

      (a) Share-for-Share:     Alternative Obligation

      (b) Share-for-Other:     Alternative Obligation

      (c) Share-for-Combined:  Alternative Obligation

Nationalization or Insolvency: Negotiated Close-out

Calculation Agent:             Party A

Contact names at Akros:

BANCA AKROS SPA              BANCA AKROS - sede Milano
ABI 3045                     Back Office
CAB 1600                     att. to : Mrs Rosella Ibatici/Mr Alessandro
                                       Biraghi
SWIFT: AKROITMM              Tel. 0039 02 4344 4058  02 4344 4014
                             Fax  0039 02 4344 4308  02 4344 4309
                             e-mail: rosella.ibatici@bancaakros.it
                                     alessandro.biraghi@bancaakros.it

Contact names at EDIZIONE HOLDING SPA:

Banca Intesa SpA - Treviso
Swift: BCITITMM850
In favor of: Edizione Holding S.p.A.
Account: IT59 V030 6912 0300 2997 2020 176

Governing Law:               Italian

Each party has concluded the present transaction after having carried out its analysis of the transaction, particularly in the light of its financial capacity and its objectives.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us
Confirmed as of the date above written:

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200600064598200001  EDIZIONE HOLDING SPA                                  pag. 4





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BANCA AKROS SPA                      EDIZIONE HOLDING SPA

By:                                  By:

Name: Enzo Chiesa  Daniele Carati    Name: Gianni Mion

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200600064598200001  EDIZIONE HOLDING SPA                                  pag. 5